EXHIBIT 21

BROWN & BROWN, INC.
ACTIVE SUBSIDIARIES

Florida Corporations:

1.	B & B Insurance Services, Inc.
2.	Champion Underwriters, Inc.
3.	Madoline Corporation
4.	Physician Protector Plan Risk Purchasing Group, Inc.
5.	Program Management Services, Inc.
6.	Risk Management Associates, Inc.
7.	Underwriters Services, Inc.

Foreign Corporations:

8.	A.G. General Agency, Inc. (TX)
9.	Acumen Re Management Corporation(DE)
10.	AFC Insurance, Inc. (PA)
11.	Benesys, Inc. (LA)
12.	Brown & Brown Agency of Insurance Professionals, Inc. (OK)
13.	Brown & Brown Insurance Agency of Virginia, Inc. (VA)
14.	Brown & Brown Insurance Benefits, Inc. (TX)
15.	Brown & Brown Insurance of Arizona, Inc. (AZ)
16.	Brown & Brown Insurance of Georgia, Inc. (GA)
17.	Brown & Brown Insurance of Nevada, Inc. (NV)
18.	Brown & Brown Insurance Services of El Paso, Inc. (TX)
19.	Brown & Brown Insurance Services of San Antonio, Inc.(TX)
20.	Brown & Brown Insurance Services of Texas, Inc. (TX)
21.	Brown & Brown Metro, Inc. (NJ)
22.	Brown & Brown of Arkansas, Inc. (AR)
23.	Brown & Brown of California, Inc. (CA)
24.	Brown & Brown of Central Oklahoma, Inc. (OK)
25.	Brown & Brown of Colorado, Inc. (CO)
26.	Brown & Brown of Connecticut, Inc. (CT)
27.	Brown & Brown of GF/EGF, Inc. (ND)
28.	Brown & Brown of Illinois, Inc. (IL)
29.	Brown & Brown of Iowa, Inc. (IA)
30.	Brown & Brown of Iowa, Inc. (IA)
31.	Brown & Brown of Kentucky, Inc. (KY)
32.	Brown & Brown of Louisiana, Inc. (LA)
33.	Brown & Brown of Michigan, Inc. (MI)
34.	Brown & Brown of Minnesota, Inc. (MN)
35.	Brown & Brown of Mississippi, Inc. (MS)
36.	Brown & Brown of Missouri, Inc. (MO)
37.	Brown & Brown of New Jersey, Inc. (NJ)
38.	Brown & Brown of New York, Inc. (NY)
39.	Brown & Brown of North Dakota, Inc. (ND)
40.	Brown & Brown of Ohio, Inc. (OH)
41.	Brown & Brown of Pennsylvania, Inc. (DE)

42.	Brown & Brown of South Carolina, Inc. (SC)
43.	Brown & Brown of Tennessee, Inc. (TN)
44.	Brown & Brown of Washington, Inc. (WA)
45.	Brown & Brown of West Virginia, Inc. (WV)
46.	Brown & Brown of Wisconsin, Inc. (WI)
47.	Brown & Brown of Wyoming, Inc. (WY)
48.	Brown & Brown Premium Finance Company, Inc. (VA)
49.	Brown & Brown Re, Inc. (CT)
50.	Brown & Brown Realty Co. (DE)
51.	Energy & Marine Underwriters, Inc. (LA)
52.	Graham-Rogers, Inc. (OK)
53.	John Manner Insurance Agency, Inc. (DE)
54.	Lancer Claims Services, Inc. (NV)
55.	Peachtree Special Risk Brokers of New York, LLC (NY)
56.	Peachtree Special Risk Brokers, LLC (GA)
57.	Peachtree West Insurance Brokers, Inc. (CA)
58.	Poe & Brown of North Carolina, Inc. (NC)
59.	RAI of Mississippi, Inc. (MS)
60.	RAI of Oklahoma, Inc. (OK)
61.	RAI, Inc. (AR)
62.	Roswell Insurance & Surety Agency, Inc. (NM)
63.	Technical Risks, Inc. (TX)
64.	The Flagship Group, Ltd. (VA)
65.	The Young Agency, Inc. (NY)
66.	Unified Seniors Association, Inc.

Indirect Subsidiaries:

67.	Azure IV Acquisition Corporation (AZ)
68.	Azure VI Merger Co. (CA)
69.	Bass Administrators, Inc. (LA)
70.	Brown & Brown of Indiana, Inc. (IN)
71.	Brown & Brown of Lehigh Valley, Inc. (PA)
72.	Brown & Brown of New Mexico, Inc. (NM)
73.	Brown & Brown of Northern California, Inc. (CA)
74.	Brown & Brown of Southwest Indiana, Inc. (IN)
75.	Ernest Smith Insurance Agency, Inc. (FL)
76.	Florida Intracoastal Underwriters, Limited Company (FL)
77.	Halcyon Underwriters, Inc. (FL)
78.	Hotel-Motel Insurance Group, Inc. (FL)
79.	M&J Buildings, LLC (ND)
80.	MacDuff America, Inc. (FL)
81.	MacDuff Pinellas Underwriters, Inc. (FL)
82.	MacDuff Underwriters, Inc. (FL)
83.	Richard-Flagship Services, Inc. (VA) (The Flagship Group, Ltd. owns 50%)